Exhibit 99.1

News Release

For Further Information Call:

John P. Jordan

Vice President, Chief Financial Officer & Treasurer

Voice: 860-347-8506

inquire@zygo.com

ZYGO REPORTS STRONG RESULTS FOR SECOND QUARTER FISCAL 2014

MIDDLEFIELD, Conn, February 6, 2014 – Zygo Corporation (Nasdaq: ZIGO) today announced its financial results for the second quarter of fiscal 2014 ended December 31, 2013 and points out the following highlights in the quarter:

•	Revenue up 20% over the prior quarter and 39% over the prior year quarter to $48.2 million.

•	Record Gross Margin at 51.5%.

•	Non-GAAP Operating Margin improved to 17.8%.

•	Net income of $4.0 million, EPS $0.21; non-GAAP net income of $5.3 million, EPS $0.27.

Revenue increased 39% to $48.2 million from the $34.6 million reported for the comparable prior year quarter and 20% over the $40.1 million reported for the first quarter of fiscal 2014. Revenue in the six months ended December 31, 2013 increased 18% to $88.3 million compared to $74.8 million in the comparable prior year period.

Net income in the second quarter of fiscal 2014 was $4.0 million, or $0.21 per diluted share, compared to $0.8 million, or $0.04 per diluted share, in the comparable prior year quarter. As set forth in the “Reconciliation of Reported Results to Non-GAAP Results” in this press release, on a non-GAAP basis, net income for Q2 of fiscal 2014 was $5.3 million, or $0.27 per diluted share. Non-GAAP net income excludes the $2.1 million cost ($1.3 million net of tax) of separation of the former CEO. Non-GAAP net income and earnings per diluted share for Q2 of fiscal 2013 were the same as GAAP reported earnings at $0.8 million, or $0.04 per diluted share.

Year to date net income was $6.0 million, or $0.31 per diluted share, compared to $2.6 million, or $0.14 per diluted share, in the prior year. On a non-GAAP basis, net income was $7.7 million, or $0.40 per diluted share, in the first half of fiscal 2014 and $2.6 million, or $0.14 per diluted share, in the first half of the prior fiscal year. Non-GAAP net income and EPS in the first half of fiscal 2014 exclude the cost of separation of the former CEO and the $0.6 million cost ($0.4 million net of tax) of a terminated acquisition effort.

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Bookings for the second quarter of fiscal 2014 were $38.4 million (Metrology Solutions Division 64% of the total; Optical Systems Division 36%), compared to $37.0 million in the previous quarter and $42.8 million in the comparable prior year quarter. Backlog was $76.9 million at December 31, 2013, $86.7 million at September 30, 2013 and $73.2 million at December 31, 2012. Metrology Solutions Division orders represented 42% of the December 31, 2013 backlog, Optical Systems Division orders were 58%. The Company has historically reported the value of noncancellable orders received and orders in backlog that have delivery dates within the following twelve months. Effective with this quarter report, the Company will be reporting the value of all orders received in bookings and backlog and will separately report the value of orders with delivery dates beyond twelve months. The Company believes this policy more accurately reflects the business activity. The value of orders included in backlog with delivery dates beyond twelve months from December 31, 2013 is $0.9 million. The value of orders excluded from backlog of September 30, 2013 and December 31, 2012 with delivery dates beyond 12 months was $1.2 million and $2.0 million, respectively. If those orders had been included in backlog on the respective dates, the reported backlog at September 30, 2013 and December 31, 2012 would have been $87.9 million and $75.2 million, respectively.

As previously reported, the Company has been undergoing a review of its tax accounts using third party experts. As a result of that review, the Company reported that subsequent to the issuance of the financial information for the second fiscal quarter ended December 31, 2012, the Company’s management identified the following errors within the Company’s accounting for income taxes, which the Company determined to be immaterial to the financial information:

(1) An error in recording tax expense related to certain transactions with foreign subsidiaries partially offset by an error to correct a reduction of reserves against uncertain tax positions related to transfer pricing. For the three and six month period ended December 31, 2013, the correction of the two errors aggregated to a decrease in income tax expense of $0.4 million and $2.3 million, respectively, with a corresponding decrease in deferred tax liabilities.

(2) An error in recording state research and development credits of $3.5 million, which are available for use to offset future state taxes on capital. For six month period ended December 31, 2013, the correction of the error resulted in an increase to income tax expense of $3.5 million, with a corresponding decrease to deferred tax assets.

(3) An error in accounting for the tax basis of fixed assets acquired in the Company’s acquisition of ASML’s assets partially offset by an error in recorded bonus depreciation on certain fixed assets affecting the tax basis used to compute deferred tax liabilities on those fixed assets. For three and six month period ended December 31, 2013, the correction of the two errors aggregated to a decrease in income tax expense of $1.0 and $1.0 million, respectively, with a corresponding increase in deferred tax assets.

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The Company’s management has evaluated these errors on the previously reported financial information.  On the basis of quantitative and qualitative considerations, the Company’s management does not believe the errors are material to the previously issued financial information.  The financial information presented in this press release reflects the restated balances rather than the amounts previously reported. The Company will present and expand on this information in the Form 10-Q to be filed for the quarter ended December 31, 2013, subject to review by the Company’s independent auditors. The table below provides a reconciliation of the restated balances to the amounts previously reported:

(Amounts in thousands, except per share amounts)

Fiscal 2013	Six Months Ended		Three Months Ended
	December 31,		December 31,
	As Previously		As Previously
	Reported	As Restated	Reported	As Restated
Income tax expense	$(1,756)	$(3,106)	$(323)	$(1,064)
Net Income attributable to Zygo Corporation	3,967	2,617	1,579	838

Basic Earnings per Share	$0.22	$0.14	$0.09	$0.05
Diluted Earnings Per Share	$0.21	$0.14	$0.08	$0.04

Weighted average shares outstanding
Basic Shares	18,398	18,398	18,455	18,455
Diluted Shares	19,060	19,060	19,070	19,070

Fiscal 2013	At June 30, 2013
	As Previously
	Reported	As Restated
Deferred income taxes - Asset	$14,967	$10,490
Deferred taxes and long term liabilities	5,701	3,387
Total shareholders’ equity - Zygo Corporation	$183,841	$181,678

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Commenting on the second quarter results, Gary K. Willis, interim Chief Executive Officer of Zygo Corporation, commented, “Revenue in the second quarter improved considerably as we expected, and the bookings activity gained momentum throughout the quarter, driven by the reception to our new products, as well as strong sales of existing profiler models. We continue to see positive momentum in our bookings, which, combined with our end of quarter backlog, positions the Company for increased revenue and profits for the remainder of this fiscal year.”

John P. Jordan, Vice President, Chief Financial Officer and Treasurer of Zygo Corporation, said, “We reported a record gross margin of 51.5%. The margin improvement over the prior quarter and the prior year quarter were attributable to better product mix (70% metrology; 30% Optics) and improved margins in both the Metrology, and to a lesser extent, the Optics product lines. Operating expenses increased due to costs associated with the former CEO separation, increased compensation and personnel costs and continued investment in new product development. We were able to leverage our cost structure, nonetheless, to deliver a significant portion of the increased gross profit as operating income. Cash improved to $90.4 million during the quarter as a result of the strong earnings and continued improvements in accounts receivable. We have also made significant progress with resolution of the deferred tax balances, and we anticipate being able to eliminate the material weakness in tax accounting by the end of the fiscal year.”

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics and electro-optical design and manufacturing services serving customers in the semiconductor capital equipment, bio-medical, scientific and industrial markets.

Note: Zygo’s teleconference to discuss the results of the second quarter of fiscal 2014 will be held at 6:30 PM Eastern Time on February 6, 2014 please dial 1-844-858-9858. This call is web cast live on Zygo’s web site at www.zygo.com. The call may also be accessed for 30 days following the teleconference.

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Forward-Looking Statements

All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations and the business strategy, plans, anticipated revenues, bookings, market acceptance, growth rates, market opportunities and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements provide management’s current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan(s),” “strategy,” “project,” “should” and other words of similar meaning in connection with a discussion of current or future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers; fluctuations in revenues to our major customers; manufacturing and supply chain risks; risks of order cancellations, push-outs and de-bookings; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; risks related to the integration of manufacturing facilities; risks related to any reorganization of our business; risks related to changes in management personnel, including risks related to the Company’s recent and announced changes in senior management and the Board of Directors; dependence on proprietary technology and key personnel; length of the revenue cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; and risks related to business acquisitions. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release except as required by law. Further information on potential factors that could affect Zygo Corporation’s business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2013, filed with the Securities and Exchange Commission on September 13, 2013.

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Zygo Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net revenue	$48,161	$34,635	$88,279	$74,841
Cost of goods sold	23,365	19,352	45,146	42,065
Gross profit	24,796	15,283	43,133	32,776
	51.5%	44.1%	48.9%	43.8%

Selling, general and administrative expenses	13,070	8,568	23,023	17,089
Research, development and engineering expenses	5,209	4,502	10,174	9,083
Operating profit	6,517	2,213	9,936	6,604
Other income (expense)	(185)	(208)	105	(172)
Income before income tax, including noncontrolling interest	6,332	2,005	10,041	6,432
Income tax expense	(2,198)	(1,064)	(3,769)	(3,106)
Net income including noncontrolling interest	4,134	941	6,272	3,326
Less: Net income attributable to noncontrolling interest	143	103	292	709
Net income attributable to Zygo Corporation	$3,991	$838	$5,980	$2,617

Earnings per share attributable to Zygo Corporation
Basic shares	$0.21	$0.05	$0.32	$0.14
Diluted shares	$0.21	$0.04	$0.31	$0.14

Weighted average shares outstanding
Basic shares	18,802	18,455	18,708	18,398
Diluted shares	19,333	19,070	19,292	19,060

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Zygo Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	December 31, 2013	June 30, 2013
Assets
Current assets:
Cash and cash equivalents	$90,441	$83,056
Receivables, net	31,483	32,360
Inventories	31,272	30,185
Prepaid expenses, prepaid taxes and other current assets	5,429	5,429
Revenue recognized in excess of billings on uncompleted contracts	5,123	5,342
Deferred income taxes	8,785	7,261
Total current assets	172,533	163,633
Marketable securities	644	662
Property, plant and equipment, net	37,191	34,343
Deferred income taxes	9,026	10,490
Intangible assets, net	4,339	4,615
Total assets	$223,733	$213,743

Liabilities and Equity
Current liabilities:
Accounts payable	$7,951	$7,170
Billings in excess of costs and estimated earnings on uncompleted contracts	2,855	6,481
Accrued expenses	15,846	12,965
Income tax payable	150	19
Total current liabilities	26,802	26,635

Deferred taxes and long-term liabilities	5,289	3,387

Commitments and contingencies	—	—

Total shareholders’ equity - Zygo Corporation	189,752	181,678
Noncontrolling interest	1,890	2,043
Total equity	191,642	183,721
Total liabilities and equity	$223,733	$213,743

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Zygo Corporation and Subsidiaries

Reconciliation of Reported Results to Non-GAAP Results

(Unaudited)

(Amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
GAAP Operating profit (as reported)	6,517	2,213	9,936	6,604
Adjustment to selling, general and administrative expenses (Note 1)	2,066	—	2,066	—
Adjustment to selling, general and administrative expenses (Note 2)	—	—	628	—
Total adjusted Operating profit	$8,583	$2,213	$12,630	$6,604

Total other income (expense) (as reported)	(185)	(208)	105	(172)
Net income attributable to noncontrolling interest (as reported)	143	103	292	709

GAAP income tax expense (as reported)	(2,198)	(1,064)	(3,769)	(3,106)
Adjustment to income taxes (Note 1) (Note 2)	(755)	—	(983)	—
Total adjusted income tax expense	$(2,953)	$(1,064)	$(4,752)	$(3,106)

Adjusted net income attributable to Zygo Corporation	$5,302	$838	$7,691	$2,617

GAAP earnings per diluted share attributable to Zygo Corporation (as reported)	$0.21	$0.04	$0.31	$0.14
Adjusted earnings per diluted share attributable to Zygo Corporation	$0.27	$0.04	$0.40	$0.14
Weighted average shares used in diluted shares calculation	19,333	19,070	19,292	19,060

Note 1 - The Company’s second quarter fiscal 2014 reported results included separation costs and related tax effect incurred in connection with the previously-announced separation of the Company’s former Chief Executive Officer.

Note 2 - The Company’s first six months of fiscal 2014 reported results also included the cost of a terminated acquisition effort and the related tax effect.

Adjusted net income and adjusted net earnings per diluted share are operating performance measures defined by the Company and used by the Company’s management to evaluate its operating activities, and a reconciliation of those amounts to reported results is presented above. These non-GAAP measures are not alternatives to, and are not intended to replace, the most directly comparable reported measures under GAAP and should not be considered as alternatives to net income and net earnings per diluted share, or any other measure of consolidated operating results, under GAAP. The Company believes that providing such non-GAAP measures and reconciliation is useful to users of the financial statements, since such measures involve certain significant and unusual adjustments to the Company’s results, thus enhancing comparability of the Company’s results between periods presented.

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